SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K



                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (date of earliest event reported)     January 26, 1996
                                                     ----------------


                       CINCINNATI MILACRON INC.
---------------------------------------------------------------------
          (Exact name of registrant as specified in charter)




    Delaware                   1-8475                   31-1062125
---------------           ----------------          -------------------
(State or other           (Commission File          (I.R.S. Employer
jurisdiction of              Number)                Identification No.)
incorporation)





4701 Marburg Avenue, Cincinnati, Ohio               45209
-------------------------------------             ---------

(Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code   (513) 841-8100
                                                    -----------------


                                 NONE
---------------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

          On January 26, 1996, pursuant to the Asset Purchase Agreement dated as of January 23, 1996 (the "Purchase Agreement"), Cincinnati Milacron Inc. (the "Registrant") and its subsidiaries acquired from VSI Corporation, D-M-E Europe (U.K.) Limited and D-M-E Normalien GmbH (the "Sellers", each of which is a subsidiary of The Fairchild Corporation, the "Parent") all of the assets, properties and other rights owned, used or held for use by the Sellers in connection with the Sellers' business of developing, producing, manufacturing, marketing, selling and distributing mold bases, mold components, moldmaking tools and supplies, polishing equipment, electronic temperature and pressure control equipment, runnerless molding systems and process controls and Computer Aided Design and Computer Aided Manufacturing hardware and software for the plastics industry (the "Business"). The purchase includes the Parent's and the Sellers' voting stock or other interests in each of VSI International N.V., D-M-E France S.A.R.L., D-M-E of Canada Ltd. and several joint ventures. A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and reference is made thereto for the complete terms and conditions thereof.

          The purchase price (which is subject to adjustment following an audit of the closing date balance sheet of the Business) was $245,376,555. The purchase price was based on a target net tangible asset value, representing the book value of all assets reflected on the closing date balance sheet of the Business (excluding goodwill and net of any applicable contra-asset accounts) and acquired by the Registrant and its subsidiaries less the amount of all liabilities reflected on the closing date balance sheet and assumed by the Registrant and its subsidiaries. The purchase price consisted of (i) a cash payment to VSI Corporation in the amount of $62,300,000, (ii) an 8% promissory note issued by the Registrant to VSI Corporation in the principal amount of $166,000,000 which is secured by a letter of credit, (iii) an unsecured 8% promissory note issued by the Registrant to VSI Corporation in the principal amount of $5,376,555 and
          (iv) an unsecured 8% promissory note issued by the Registrant to VSI Corporation in the principal amount of $11,700,000. The promissory notes described in clauses (ii) and (iii) above mature one year following the closing date; provided that the Parent may require prepayment of, and the Registrant may at its option prepay, such notes after the six month anniversary of the closing date. The promissory note described in clause (iv) above matures on the second business day following receipt by the Registrant of all necessary clearances from the Belgian Competition Council.

          The Registrant obtained the cash portion of the purchase price from its cash on hand, arising principally from the sale proceeds of the Registrant's disposition of its ESD division in December 1995.

          The Registrant and its subsidiaries intend to continue to use the assets, properties and other rights purchased from the Sellers in the operation of the Business.

          No material relationship exists between the Sellers and the Registrant or any of its affiliates, directors or officers, or any associate of any such directors or officers.

          The Press Release of the Registrant dated January 26, 1996, announcing the completion of the acquisition described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Pro Forma Financial Information

          It is impracticable to provide the required financial statements and pro forma financial information at this time. The required financial statements and pro forma financial information will be filed under cover of Form 8 as soon as practicable, but not later than April 12, 1996, as required by Item 7(a)(4) of the General Instructions.

          Exhibits

          The following Exhibits are included with this Form 8-K.


          Exhibit
          Number    Description of Exhibit

           2.1 Asset Purchase Agreement dated as of January 23, 1996, between Cincinnati Milacron Inc., a Delaware corporation, The Fairchild Corporation, a Delaware corporation, RHI Holdings, Inc., a Delaware corporation, and the Designated Purchasers and Sellers named therein. (Schedules and Exhibits have been omitted pursuant to Rule 6.01(b)(2) of Regulation S-K. Such Schedules are listed and described in the Asset Purchase Agreement. The Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.)

          99.1      Press release of the Registrant dated January 26, 1996

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CINCINNATI MILACRON INC.


Date:  February 12,  1996          By: /s/ Ronald D. Brown
                                      ------------------------
                                      Ronald D. Brown
                                      Vice President - Finance

Exhibit                                                     Sequential
Number              Description of Exhibit                  Page Number

2.1       Asset Purchase Agreement dated as of January
          23, 1996, between Cincinnati Milacron Inc., a
          Delaware corporation, The Fairchild
          Corporation, a Delaware corporation, RHI
          Holdings, Inc., a Delaware corporation, and the Designated Purchasers and Sellers named therein. (Schedules and Exhibits have been omitted pursuant to Rule 6.01(b)(2) of Regulation S-K. Such Schedules are listed and described in the Asset Purchase Agreement.
          The Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted
          Schedules and Exhibits.)

99.1      Press release of the Registrant dated
          January 26, 1996